Exhibit 4.2

KODIAK OIL & GAS CORP.
as Issuer

KODIAK OIL & GAS (USA), INC.
as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION
as Trustee

COMPUTERSHARE TRUST COMPANY OF CANADA
as Canadian Trustee

Indenture

Dated as of November 23, 2011

8.125% Senior Notes Due 2019

CROSS-REFERENCE TABLE

TIA Sections			Indenture Sections
§	310	(a)	7.10
		(b)	7.08
§	311		7.03
§	312		11.02
§	313		7.06
§	314	(a)	4, 4.02
		(c)	11.04
		(e)	11.05
§	315	(a)	7.01, 7.02
		(b)	7.02, 7.05
		(c)	7.01
		(d)	7.02
		(e)	6.12, 7.02
§	316	(a)	2.05, 6.02, 6.04, 6.05
		(b)	6.06, 6.07
		(c)	11.02
§	317	(a) (1)	6.08
		(a) (2)	6.09
		(b)	2.03
§	318		11.01

i

RECITALS

v

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate

INDENTURE, dated as of November 23, 2011, between Kodiak Oil & Gas Corp., a Yukon Territory corporation, as the Company, the Guarantor party hereto, U.S. Bank National Association, a national banking association, as Trustee, and Computershare Trust Company of Canada, a trust company duly existing under the laws of Canada, as Canadian Trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $650,000,000 aggregate principal amount of the Company’s 8.125% Senior Notes Due 2019 and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”).  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantor party hereto has duly authorized the execution and delivery of this Indenture as guarantor of the Notes.  All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done, and the Guarantor has done all things necessary to make the Subsidiary Guarantee, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Guarantor as hereinafter provided.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Amounts” has the meaning assigned to such term in Section 4.18.

“Additional Assets” means:

(1)           any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary;

(3)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

(4)           Capital Stock of any Restricted Subsidiary; provided that all the Capital Stock of such Subsidiary held by the Company or any of its Restricted Subsidiaries shall entitle the Company or such Restricted Subsidiary to not less than a pro rata portion of all dividends or other distributions made by such Subsidiary upon any of such Capital Stock;

provided, however, that, in the case of clauses (2), (3) and (4), such Subsidiary is primarily engaged in a Related Business.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any Notes issued under this Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes.

“Adjusted Consolidated Net Tangible Assets” means, with respect to any specified Person or Persons (all of such specified Persons, whether one or more, being referred to in this definition as the “Referent Person”), as of the date of determination (without duplication), the remainder of:

(a)           the sum of:

(i)            discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available and giving effect to applicable Oil and Natural Gas Hedging Contracts, (A) as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since such year end due to exploration, development, exploitation or other activities, and (B) as decreased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves reflected in such reserve report produced or disposed of since such year end, and (2) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves reflected in such reserve report since such year end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case described in this clause (i) calculated in accordance with SEC guidelines and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(ii)           the capitalized costs that are attributable to oil and gas properties of the Referent Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

(iii)          the Net Working Capital of the Referent Person on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(iv)          the greater of (A) the net book value of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal solely for the purpose of determining this value); minus

(b)           the sum of:

(i)            the net book value of any Capital Stock of a Restricted Subsidiary of the Referent Person that is not owned by the Referent Person or another Restricted Subsidiary of the Referent Person;

(ii)           to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets of the Referent Person, any net gas-balancing liabilities of the Referent Person and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(iii)          to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered by the Referent Person to third parties to fully satisfy the obligations of the Referent Person and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)          the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Referent Person and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” of the Referent Person shall continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning assigned to such term in Section 4.13.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Sale” means:

(1)           the sale, lease (other than an operating lease entered into in the ordinary course), conveyance or other disposition of any assets or rights (including by way of a Production Payment or a sale and leaseback transaction); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.11 and/or Section 5.01 and not by the provisions of Section 4.12; and

(2)           the issuance of Equity Interests in any Restricted Subsidiary (other than directors’ qualifying shares) or the sale of Equity Interests held by the Company or its Subsidiaries in any of its Subsidiaries.

Notwithstanding the preceding sentence, none of the following items shall be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)           a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(4)           the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business, including in connection with any compromise, settlement or collection of accounts receivable, and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)           the sale or other disposition of cash or Cash Equivalents;

(6)           a Restricted Payment that does not violate Section 4.07 including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment;

(7)           the consummation of a Permitted Investment, including, without limitation, unwinding any Hedging Obligations, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

(8)           a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(9)           the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

(10)         the creation or perfection of a Lien (but not, except as contemplated in clause (11) below, the sale or other disposition of the properties or assets subject to such Lien);

(11)         the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(12)         the licensing or sublicensing of intellectual property, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13)         surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(14)         any Production Payments and Reserve Sales; provided that all such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the

Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the oil and gas properties that are subject thereto;

(15)         the sale or other disposition (regardless of whether in the ordinary course of business) of oil and gas properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves;

(16)         any trade or exchange by the Company or any Restricted Subsidiary of properties or assets used or useful in a Related Business for other properties or assets used or useful in a Related Business owned or held by another Person (including Capital Stock of a Person engaged in a Related Business that is or becomes a Restricted Subsidiary), including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided, further, that any cash received in the transaction must be applied in accordance with Section 4.12 as if such transaction were an Asset Sale; and

(17)         transactions in accordance with Section 5.01.

“Asset Sale Offer” has the meaning assigned to such term in Section 4.12.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Authorized Agent” has the meaning assigned to such term in Section 11.15.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Bankruptcy Law” means any applicable Federal, State, Canadian or Provincial bankruptcy, insolvency, reorganization or other similar law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficially Owning” shall have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managers or managing member or members of such limited liability company (as applicable) or any duly authorized committee of managers or managing members (as applicable) thereof; and

(4)           with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day other than a Legal Holiday.

“Canadian Trustee” means Computershare Trust Company of Canada and its successors hereunder.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           Government Securities having maturities of not more than one year from the date of acquisition;

(3)           marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4)           certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)           commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)           deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains its chief executive office or is engaged in the Related Business; provided that all such deposits are made in such accounts in the ordinary course of business.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1)           any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets) (for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by an entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);

(2)           the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) of the Exchange Act); or

(4)           the adoption or approval by the stockholders of the Company of a plan for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.11.

“Change of Control Payment” has the meaning assigned to such term in Section 4.11.

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.11.

“Code” means the Internal Revenue Code of 1986.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Comparable Treasury Issue” means, with respect to Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to December 1, 2015, that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)           the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)           exploration and abandonment expense (if applicable) to the extent deducted in calculating Consolidated Net Income; plus

(4)           depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, other non-cash expenses and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)           any interest expense attributable to any Oil and Natural Gas Hedging Contract, to the extent that such interest expense was deducted in computing such Consolidated Net Income; minus

(6)           non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, and minus

(7)           the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1) through (5) relating to amounts of a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)           the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, members or partners;

(3)           the cumulative effect of a change in accounting principles shall be excluded;

(4)           any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

(5)           any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines shall be excluded;

(6)           any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of SFAS 133) shall be excluded; and

(7)           to the extent deducted in the calculation of Net Income, any non-cash or other charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness shall be excluded.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                  was a member of such Board of Directors on the Issue Date; or

(2)                                  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contractual Currency” means the U.S. dollar.

“Corporate Trust Office” means (1) with respect to the Trustee, the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at U.S.

Bank National Association, 1420 5th Avenue, 7th Floor, PD-WA-T7CT, Seattle, WA  98101; and (2) with respect to the Canadian Trustee, the office of the Canadian Trustee at which the corporate trust business of the Canadian Trustee is principally administered, which at the date of this Indenture is located at Computershare Trust Company of Canada, 510 Burrard Street, 3rd Floor, Vancouver, BC, V6C 3B9.

“Covenant Defeasance” has the meaning assigned to such term in Section 8.03.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or Debt Issuances providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) any lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“De Minimis Amount” means a principal amount of Indebtedness that does not exceed $1.0 million.

“Depositary” means the depositary of each Global Note, which shall initially be DTC.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary).

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“EDGAR” has the meaning assigned to such term in Section 4.15.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (1) an offering after the Issue Date for cash by the Company of its Capital Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Capital Stock or (2) a cash contribution to the Company’s common equity capital from any Person after the Issue Date, but excludes any offering or contribution described in clause (1) or (2) occurring on or prior to January 1, 2013 if (x) a Change of Control has occurred or (y) such offering or contribution is made in connection with, or in contemplation of, a Change of Control.

“Escrow Agent” means U.S. Bank National Association, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the escrow agreement, dated as of November 23, 2011, by and among the Company, the Trustee, the Escrow Agent and U.S. Bank National Association.

“Escrow Property” has the meaning assigned to such term in the Escrow Agreement.

“Escrow Release Conditions” has the meaning assigned to such term in the Escrow Agreement.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes shall be registered under the Securities Act and shall not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest shall be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement, the Notes and the Subsidiary Guarantees and intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value of an asset or property in excess of $10.0 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Related Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the

Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and any Consolidated Cash Flow for such period shall be calculated giving pro forma effect to any operating improvements or cost savings that have occurred or are reasonably expected to occur within one year of the closing of such acquisition in the reasonable judgment of the principal accounting officer or Chief Financial Officer of the Company as certified in an Officers’ Certificate delivered to the trustee (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)                                  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

(3)                                  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                  any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                  any Person that is not a Restricted Subsidiary on the Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, but if the remaining term of such Hedging Obligation is less than 12 months, then such Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Production Payments and Reserve Sales, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations other than that attributable to any Oil and Natural Gas Hedging Contract, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Agreements; plus

(2)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                  any interest on Indebtedness of another Person that is Guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

(4)                                  all dividends, whether paid or accrued and regardless of whether in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Note” means a Note in registered global form without interest coupons.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services or to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “Guarantee” used as a verb has a correlative meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate and Currency Hedges and any Oil and Natural Gas Hedging Contracts.

“Holder” or “Noteholder” means the registered holder of any Note.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“incur” and “incurrence” have the meanings assigned such terms in Section 4.06.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:

(1)                                  in respect of borrowed money;

(2)                                  evidenced by bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                  in respect of bankers’ acceptances;

(4)                                  representing Capital Lease Obligations;

(5)                                  in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment);

(6)                                  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable; or

(7)                                  representing any Interest Rate and Currency Hedges,

if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Hedges) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of any other Person, of the types described above in clauses (1) through (7), secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, of the types described above in clauses (1) through (7) above. Furthermore, the amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(i)                                     accrued expenses and trade accounts payable arising in the ordinary course of business;

(ii)                                  except as provided in clause (5) of the first paragraph of this definition, any obligation in respect of any Production Payment and Reserve Sales;

(iii)                               any obligation in respect of any Farm-In Agreement;

(iv)                              any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(v)                                 oil or natural gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

(vi)                              any obligation in respect of any Oil and Natural Gas Hedging Contract;

(vii)                           any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815);

(viii)                        any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) obligations in respect of bankers’ acceptances, (c) insurance obligations or bonds and other similar bonds and obligations and (d) any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (viii), are incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries and do not relate to obligations for borrowed money;

(ix)                                any Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary;

(x)                                   any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

(xi)                                all contracts and other obligations, agreements instruments or arrangements described in clauses (20), (21), (22) and (23) of the definition of “Permitted Liens.”

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means Credit Suisse Securities (USA) LLC or its successor, or, if such firm or its successor, if any, as the case may be, is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Lien” has the meaning assigned to such term in Section 4.08.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Payment Date” means each June 1 and December 1 of each year, commencing June 1, 2012.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Interest Rate and Currency Hedges” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Investment Grade Rating” means a rating equal to or higher than:

(1)                                  Baa3 (or the equivalent) by Moody’s; or

(2)                                  BBB- (or the equivalent) by S&P,

or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which (a) the Notes have an Investment Grade Rating from at least two Rating Agencies, (b) no Default with respect to the Notes has occurred and is then continuing under this Indenture and (c) the Company has delivered to the trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, advances or capital contributions (excluding endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in clause (c) of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in clause (c) of Section 4.07. Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the first date on which Notes are issued under this Indenture.

“Legal Defeasance” has the meaning assigned to such term in Section 8.02.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of:

(1)                                  100% of the principal amount of such Notes; and

(2)                                  the sum of the present values of (a) the redemption price of such Notes at December 1, 2015 and (b) the remaining scheduled payments of interest from the redemption date to December 1, 2015 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such Notes, if any, to the redemption date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends, excluding, however:

(1)                                  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (including, without limitation, any cash received pursuant to any sale and leaseback transaction) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)                                  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)                                  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2)                                  all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3)                                  all distributions and other payments required to be made to holders of minority interests in Subsidiaries or joint ventures as a result of such Asset Sale; and

(4)                                  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for adjustment in respect of the sale price or for any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815).

“Non-Recourse Debt” means Indebtedness:

(1)                                  as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

(2)                                  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)                                  the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except for any Equity Interests referred to in clause (1) of this definition.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, in the case of the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and, in the case of any Subsidiary Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Subsidiary Guarantor.

“Officers’ Certificate” means, in the case of the Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and, in the case of any Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Subsidiary Guarantor.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Oil and Natural Gas Hedging Contract” means any Hydrocarbon hedging agreements and other agreements or arrangements entered into in the ordinary course of business in the oil and gas industry for the purpose of protecting against fluctuations in Hydrocarbon prices.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee or the Canadian Trustee, as applicable.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Payment Default” has the meaning assigned to such term in Section 6.01.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of the Company’s Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:

(1)                                  a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

(2)                                  a Person that was merged or consolidated into the Company or a Restricted Subsidiary;

provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 4.06 or (b) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately before such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, a Related Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including without limitation, (a) ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests; (b) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and (c) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Debt” has the meaning assigned to such term in Section 4.06.

“Permitted Investments” means:

(1)                                  any Investment in the Company or in a Restricted Subsidiary;

(2)                                  any Investment in Cash Equivalents;

(3)                                  any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                  such Person becomes a Restricted Subsidiary; or

(b)                                 such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)                                  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

(5)                                  any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(6)                                  Investments represented by Hedging Obligations;

(7)                                  advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, in each case to the extent they constitute Investments;

(8)                                  loans or advances to employees in the ordinary course of business or consistent with past practice, in each case to the extent they constitute Investments;

(9)                                  advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or any of its Restricted Subsidiaries;

(10)                            receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(11)                            surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(12)                            guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any such Restricted Subsidiary in the ordinary course of business;

(13)                            Investments of a Restricted Subsidiary acquired after the Issue Date or of any entity merged into the Company or merged into or consolidated with a Restricted Subsidiary in accordance with Section 5.01 or Section 5.02 (as applicable) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14)                            Permitted Business Investments;

(15)                            Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(16)                            Investments in any units of any oil and gas royalty trust;

(17)                            Investments existing on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

(18)                            repurchases of or other Investments in the Notes; and

(19)                            other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed the greater of (a) 1.5% of Adjusted Consolidated Net Tangible Assets of the Company and (b) $20.0 million.

“Permitted Liens” means, with respect to any Person:

(1)                                  Liens securing Indebtedness incurred under Credit Facilities pursuant to clause (b)(i) of Section 4.06 provided that the aggregate amount of such indebtedness does not exceed the aggregate amount that would be allowed under such clause (b)(i);

(2)                                  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (b)(iv) of Section 4.06 covering only the assets acquired with or financed by such Indebtedness;

(3)                                  pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(4)                                  landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or similar Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(5)                                  Liens for taxes, assessments or other governmental charges or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6)                                  Liens in favor of the issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(7)                                  encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)                                  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(9)                                  any attachment or judgment Liens not giving rise to an Event of Default;

(10)                            Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations with respect to, or the repair, improvement or construction cost of, assets or property acquired or repaired, improved or constructed in the ordinary course of business; provided that:

(a)                                  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or repaired, improved or constructed plus fees and expenses in connection therewith; and

(b)                                 such Liens are created within 180 days of repair, improvement or construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including improvements);

(11)                            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

(a)                                  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)                                 such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)                            Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)                            Liens existing on the Issue Date other than Liens securing Indebtedness referred to in clause (1);

(14)                            Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary other than those of the Person merged or consolidated with the Company or such Restricted Subsidiary;

(15)                            Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)                            Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor;

(17)                            Liens securing the Notes, the Subsidiary Guarantees and other obligations arising under this Indenture;

(18)                            Liens securing Permitted Refinancing Indebtedness of the Company or a Restricted Subsidiary incurred to refinance Indebtedness of the Company or a Restricted Subsidiary that was previously so secured other than Indebtedness referred to in clause (1); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(19)                            Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(20)                            Liens on pipelines and pipeline facilities that arise by operation of law;

(21)                            Liens arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business in a Related Business; provided that the Liens arising under any such agreements are not incurred in connection with the borrowing of money;

(22)                            Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

(23)                            Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Related Business for exploration, drilling, development, production, processing, transportation, marketing, storage, abandonment or operation;

(24)                            Liens arising under this Indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(25)                            Liens securing obligations of the Company and its Restricted Subsidiaries under non-speculative Hedging Obligations;

(26)                            Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

(27)                            Liens securing Indebtedness of any Foreign Subsidiary which Indebtedness is permitted by this Indenture; and

(28)                            Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that, at any one time outstanding, do not exceed the greater of (a) $10.0 million and (b) 1.0% of Adjusted Consolidated Net Tangible Assets of the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries, any Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary (a) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of the Company or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1)                                  the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith), and

(2)                                  if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock shall be deemed to be Permitted Refinancing Indebtedness, unless:

(1)                                  such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

(2)                                  if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated or otherwise junior in right of payment to the Notes, such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and is contractually subordinated or otherwise junior in right of payment to, the Notes, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness,

Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

(3)                                  such Indebtedness or Disqualified Stock is incurred or issued by the Company or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Proposed January 2012 Acquisition” means the proposed acquisition of approximately 50,000 additional net acres in the Williston Basin as described in this offering circular.

“Proposed January 2012 Acquisition Agreements” means, collectively, the Purchase and Sale Agreements dated November 14, 2011 among Kodiak Oil & Gas (USA) Inc., the Company and private unaffiliated sellers relating to the Proposed January 2012 Acquisition.

“principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Rating Agency” means each of S&P and Moody’s, or if (and only if) S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Redemption Notice” has the meaning assigned to such term in the Escrow Agreement.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and three additional primary Government Securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company, and their respective successors; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary Government Securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Company, the Subsidiary Guarantor and the initial purchasers set forth therein or, with respect to Initial Additional Notes, such an agreement entered into after the Issue Date.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, which includes (1) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other hydrocarbon properties, and the utilization of the Company’s and its Restricted Subsidiaries’ properties, (2) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties and products produced in association therewith, (3 development, purchase and sale of real estate and interests therein, and (4) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (3) of this definition.

“Relevant Taxing Jurisdiction” has the meaning assigned to such term in Section 4.18.

“Reporting Failure” means the failure of the Company to file with the SEC and make available or otherwise deliver to the trustee and each Holder of Notes, within the time periods specified in Section 4.16 (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports that the Company may be required to file with the SEC pursuant to such provision. Any such reports, information or documents filed with the SEC pursuant to its EDGAR system shall be deemed filed with the Trustee and furnished to the Holders of the Notes and securities analysts as required pursuant to this covenant.

“Regular Record Date” for the interest payable on any Interest Payment Date means May 15 or November 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.17.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” means (i) the amended and restated credit agreement dated as of October 28, 2011, among Kodiak Oil & Gas (USA) Inc., as borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, as amended by that certain first amendment and limited waiver dated as of November 14, 2011 and that certain second amendment dated as of November 14, 2011 and (ii) any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, supplemented, increased, renewed, refunded, replaced (including replacement after the termination of such credit facility), supplemented, restructured or refinanced in whole or in part from time to time in one or more agreements or instruments.

“Senior Debt” means:

(1)                                  all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)                                  the Notes and any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3)                                  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, “Senior Debt” shall not include:

(a)                                  any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(b)                                 any Indebtedness that is incurred in violation of this Indenture; or

(c)                                  any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X under the Securities Act.

“Special Mandatory Redemption” has the meaning assigned to such term in Section 3.05.

“Special Mandatory Redemption Date” has the meaning assigned to such term in Section 3.05.

“Special Mandatory Redemption Price” has the meaning assigned to such term in Section 3.05.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its issue date, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means Indebtedness of the Company or a Subsidiary Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” means, with respect to any specified Person:

(1)                                  any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means any Guarantee of the Notes by any Subsidiary Guarantor in accordance with Section 4.10.

“Subsidiary Guarantor” means each Restricted Subsidiary that has become obligated under a Subsidiary Guarantee, in accordance with the terms of the guarantee provisions of this Indenture, but only for so long as such Subsidiary remains so obligated pursuant to the terms of this Indenture.

“Suspended Covenants” has the meaning assigned to such term in Section 4.17.

“Suspension Period” has the meaning assigned to such term in Section 4.17.

“Tax Redemption Date” has the meaning assigned to such term in Section 3.04.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the

Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Trustee” means U.S. Bank National Association, a national banking association or any successor trustee under this Indenture pursuant to Article 7. For the avoidance of doubt, the definition of Trustee shall not include the Canadian Trustee.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.

Any Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)                                  the then outstanding principal amount of such Indebtedness.

Section 1.02.  Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(a)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)         “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(c)          all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(d)         references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e)          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2

THE NOTES

Section 2.01.  Form, Dating and Denominations.  (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as

Exhibit A.  The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)         (i) Except as otherwise provided in paragraph Section 2.01(c), Section 2.10(b)(iii), Section 2.10(b)(v), or Section 2.10(c) or Section 2.09(b)(iv), each Initial Note or Initial Additional Note shall bear the Restricted Legend.

(ii)           Each Global Note, whether or not an Initial Note or Initial Additional Note, shall bear the DTC Legend.

(iii)          Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S shall be issued as provided in Section 2.11(a).

(iv)          Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A shall be issued, and upon the request of the Company to the Trustee, Initial Notes and Initial Additional Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(v)           Initial Notes resold to Institutional Accredited Investors shall be in the form of an IAI Global Note.

(vi)          Exchange Notes shall be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c)        (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(ii)           after an Initial Note or any Initial Additional Note is

(x)        sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights

Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee shall comply with such instruction.

(d)        By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it shall transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02.  Execution and Authentication; Exchange Notes; Additional Notes.  (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall still be valid.

(b)        A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c)        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication.  The Trustee shall authenticate and deliver

(i)            Initial Notes for original issue in the aggregate principal amount not to exceed $650,000,000,

(ii)           Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company; provided, however, that if Additional Notes are not fungible for U.S. federal income tax purposes with the Initial Notes, or the Exchange Notes issued in exchange therefore, the Additional Notes will have a separate CUSIP number, and

(iii)          Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(A)         Receipt by the Trustee of an Officers’ Certificate specifying

(1)          the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(2)          whether the Notes are to be Initial Notes or, Additional Notes or Exchange Notes,

(3)          in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(4)          whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(5)          other information the Company may determine to include or the Trustee may reasonably request.

(B)         In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect).  Initial Notes or Initial Additional Notes exchanged for Exchange Notes shall be cancelled by the Trustee.

Section 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent shall be deemed to be references to the Agent.  The Company may act as Registrar or (except for purposes of Article 8) Paying Agent.  In each case the Company and the Trustee shall enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.  The Company initially appoints the Trustee as Registrar and Paying Agent.

(b)        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and shall promptly notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

Section 2.04.  Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture.  If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05.  Outstanding Notes.  (a)   Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(i)            Notes cancelled by the Trustee or delivered to it for cancellation;

(ii)           any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(iii)          on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to Article 3, an Asset Sale Offer or Change of Control Offer made by the Company, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b)        A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand,  authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned shall be so disregarded).  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06.  Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued,  the Company shall cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07.  Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  Any Registrar or the Paying Agent shall forward to the Trustee any Notes surrendered to it for transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.  CUSIP and CINS Numbers.  The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee shall use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Asset Sale Offers or Change of Control Offers as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Asset Sale Offers or Change of Control Offers.  The Company shall promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09.  Registration, Transfer and Exchange.  (a) The Notes shall be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)        (i) Each Global Note shall be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, shall bear the DTC Legend.

(ii)           Each Global Note shall be delivered to the Trustee as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) shall be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(iv) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10.

(iii)          Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv)          If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee shall promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note shall be deemed canceled.  If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor shall not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor shall bear the Restricted Legend.

(c)        Each Certificated Note shall be registered in the name of the holder thereof or its nominee.

(d)        A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x)        no transfer or exchange shall be effective until it is registered in such register and

(y)        the Trustee shall not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to Article 3, an Asset Sale Offer or Change of Control Offer, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to Article 3, an Asset Sale Offer or Change of Control Offer is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Company, the Trustee and their agents shall treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and shall not be affected by notice to the contrary.

From time to time the Company shall execute and the Trustee shall authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge shall be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

(e)        (i) Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee shall (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, shall, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)           Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee shall (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)          Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee shall (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv)          Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee shall (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10.  Restrictions on Transfer and Exchange.  (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)        Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(i)
U.S. Global Note	Offshore Global Note	(ii)
U.S. Global Note	Certificated Note	(iii)
Offshore Global Note	U.S. Global Note	(iv)
Offshore Global Note	Offshore Global Note	(i)
Offshore Global Note	Certificated Note	(v)
Certificated Note	U.S. Global Note	(iv)
Certificated Note	Offshore Global Note	(ii)
Certificated Note	Certificated Note	(iii)

(i)            No certification is required.

(ii)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(iii)          The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the

Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (A) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (B) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee shall deliver a Certificated Note that does not bear the Restricted Legend.

(iv)          The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(v)           If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee shall deliver a Certificated Note that does not bear the Restricted Legend.

(c)        No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(i)            after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(ii)           (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph shall not bear the Restricted Legend.

(d)        The Trustee shall retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company shall have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

ARTICLE 3

REDEMPTION

Section 3.01.  Optional Redemption.

(a)        Except as described in Section 3.01(b), 3.02, 3.03, 3.04, 3.05 or in clause (h) of Section 4.11 the Notes are not redeemable until December 1, 2015. On and after December 1, 2015, the Company may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Years	Redemption price
2015	104.063%
2016	102.031%
2017 and thereafter	100.000%

(b)        At any time or from time to time prior to December 1, 2015, the Company may also redeem all or a part of the Notes, at a redemption price equal to the Make-Whole Price, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.  The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof.  The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

Section 3.02.  Redemption with Proceeds of Equity Offerings.

(a)        Prior to December 1, 2014, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes with all or a portion of the net cash proceeds of one or more Equity Offerings at a redemption price equal to 108.125% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes redeemed to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that

(i)            at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding after each such redemption; and

(ii)           the redemption occurs within 180 days after the closing of such Equity Offering.

(b)        Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to completion of the related Equity Offering.

(c)        Unless the Company defaults in the payment of the redemption price, interest, if any, shall cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.03.  Optional Redemption upon a Change of Control

(a)        If a Change of Control occurs at any time on or prior to January 1, 2013, the Company may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 110.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company elects to exercise this redemption right, it must do so by mailing a redemption notice to each Holder with a copy to the Trustee within 60 days following the Change of Control (or, at the Company’s option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control. If the Company exercises the Change of Control redemption right, it may elect not to make the Change of Control Offer pursuant to Section 4.11 unless it defaults in payments due upon redemption.

Section 3.04.  Redemption for Changes in Withholding Taxes

(a)        The Notes may be redeemed, at the option of the Company, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days prior written notice to the Holders of the Notes (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus any Additional Amounts and accrued and unpaid interest, if any, to the date fixed by the Company for redemption (the “Tax Redemption Date”) if, as a result of:

(i)            any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(ii)           any change in the existing official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation is announced or becomes effective on or after the Issue Date and the Company or any Subsidiary Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required for reasons outside its control to pay any Additional Amounts with respect to any payment due or become due under the Notes or this Indenture and such requirement cannot be avoided by the taking of reasonable measures by the Company or a Subsidiary Guarantor, as determined in good faith by the relevant Board of Directors; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or a Subsidiary Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes was then due.  Any such redemption described in this Section 3.04 shall be consummated upon not less than 30 days nor more than 60 days prior written notice.

(b)        Prior to the publication and mailing of any notice of redemption of the Notes pursuant to the foregoing paragraph, the Company shall deliver to the Trustee an opinion of an independent tax counsel reasonably acceptable to the Trustee and a copy of any judicial decision or regulatory determination, ruling, notice or letter to an effect that the circumstances referred to in clauses (a)(i) and (a)(ii) in this Section 3.04 exist.

(c)        Any Notes that are redeemed pursuant to Section 3.04 shall be cancelled.

Section 3.05.  Special Mandatory Redemption.

(a)        All outstanding Notes shall be subject to a mandatory redemption (a “Special Mandatory Redemption”) in whole, and not in part, in the event that either:

(i)            prior to February 16, 2012, the Company shall have determined, in its discretion, that the Escrow Release Conditions cannot be satisfied by such date; or

(ii)           the Escrow Property shall not have been released pursuant to the terms of the Escrow Agreement by 11:59 p.m. on February 16, 2012.

(b)        In the event of a Special Mandatory Redemption, the Company shall deliver a Redemption Notice to the Escrow Agent and the Trustee setting forth the date (a “Special Mandatory Redemption Date”) on which a Special Mandatory Redemption shall occur, which date shall be not later than 30 days following the date of the Redemption Notice.  In the case of clause (a)(ii) of Section 3.05, pursuant to the Escrow Agreement the Company shall provide, within three (3) Business Days after February 16, 2012, a Redemption Notice to the Escrow Agent setting forth the Special Mandatory Redemption Date.  The Trustee shall mail or cause to be mailed by first class mail not later than the next Business Day following the receipt of such Redemption Notice, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Such notice shall identify the Notes to be redeemed (which Notes shall be all outstanding Initial Notes) and state the following information:

(i)            the Special Mandatory Redemption Date;

(ii)           the Special Mandatory Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(iii)          the applicable clause in the Escrow Agreement pursuant to which the Company is permitted or required to release the Escrow Property;

(iv)          the place or places where Notes are to be surrendered for redemption;

(v)           that Notes called for redemption must be so surrendered in order to collect the Special Mandatory Redemption Price;

(vi)          that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price shall become due and payable on the Notes called for redemption, and interest on the Notes called for redemption shall cease to accrue on and after the Special Mandatory Redemption Date; and

(vii)         if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)        The redemption price paid upon a Special Mandatory Redemption (the “Special Mandatory Redemption Price”) shall be the sum of 101% of the offering price of the Notes to be redeemed plus accrued and unpaid interest on the Notes from the Issue Date up to, but not including, the Special Mandatory Redemption Date. On and after the Special Mandatory Redemption Date interest shall cease to accrue on outstanding Notes called for redemption pursuant to this Section 3.05.

(d)        Upon the release of the Escrow Property to the Company in connection with the consummation of the Proposed January 2012 Acquisition, this Section 3.05 shall cease to apply and shall have no further force or effect.

Section 3.06.  Method and Effect of Redemption.

(a)        If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis (or, in the case of Notes in global form, the Trustee shall select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), unless otherwise required by law or applicable stock exchange requirements.

(b)        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes in amounts of $2,000 or less shall be redeemed in part.  Notes and portions of Notes selected shall be in amounts of $2,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if less than $2,000 or not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(c)        If any Note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in making the redemption payment. Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

(d)        Except as otherwise set forth in this Indenture, the notice of redemption shall identify the Notes to be redeemed and shall include or state the following:

(i)            the redemption date;

(ii)           the redemption price, including the portion thereof representing any accrued interest;

(iii)          the place or places where Notes are to be surrendered for redemption;

(iv)          that Notes called for redemption must be so surrendered in order to collect the redemption price;

(v)           that on the redemption date the redemption price shall become due and payable on Notes called for redemption, and interest on Notes called for redemption shall cease to accrue on and after the redemption date;

(vi)          that if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion shall be issued; and

(vii)         that if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(e)        Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed shall cease to accrue interest.  Upon surrender of any Note redeemed in part, the Holder shall receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

(f)         At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least three Business Days prior to mailing of notice of the redemption (or such shorter period of time as may be acceptable to the Trustee), a Company Request that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.  Except as otherwise set forth in this Indenture, the notice of redemption must be sent by the Company or at the Company’s request, by the Trustee, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

ARTICLE 4

COVENANTS

Section 4.01.  Payment of Notes.  (a)   The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company shall deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it shall, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.  In each case the Company shall promptly notify the Trustee of its compliance with this paragraph.

(b)        An installment of principal or interest shall be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest shall be considered paid on the due date only if paid to the Holders.

(c)        The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d)        Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company shall make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.  Maintenance of Office or Agency.  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.  Existence.  The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.11, Section 4.12 or Section 5.01.

Section 4.04.  Payment of Taxes and other Claims.  The Company shall pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05.  Maintenance of Properties and Insurance.  (a) The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

(b)        The Company shall provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

Section 4.06.  Limitation on Debt and Disqualified or Preferred Stock.

(a)        The Company shall not, and shall not permit any of its Restricted Subsidiaries to directly or indirectly create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” with “incurrence” having a correlative meaning) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and issue preferred stock, if:

(i)            the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period and

(ii)           no Default would occur as a consequence of, and no Event of Default would be continuing following, the incurrence of the Indebtedness or the transactions relating to such incurrence, including any related application of the proceeds thereof.

(b)        Section 4.06(a) shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or preferred stock described in clauses (v) and (vii) below (collectively, “Permitted Debt”):

(i)            the incurrence by the Company and any Subsidiary Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit issued pursuant to any Credit Facility being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (A)$300.0 million and (B) 25.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom;

(ii)           the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(iii)          the incurrence by the Company of Indebtedness represented by the Notes and by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary’s Guarantees to be issued on the Issue Date and the exchange Notes to be issued pursuant to the Registration Rights Agreement;

(iv)          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (iv), not to exceed the greater of (A) $25.0 million and (B) 2.0% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom;

(v)           the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by this Indenture to be incurred or issued pursuant to Section 4.06(a) or clause (ii), (iii) or (x) of Section 4.06(b) or this clause (v);

(vi)          the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness shall be deemed to constitute an incurrence of such Indebtedness that was not in compliance with this clause (vi) unless expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)         the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred stock; provided, however, that:

(A)            any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(B)            any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary,

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (vii);

(viii)        the incurrence of obligations of the Company or a Restricted Subsidiary pursuant to Interest Rate and Currency Hedges, in each case entered into in the ordinary course of business for the non-speculative purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

(ix)           the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(x)            the incurrence by the Company or any Restricted Subsidiary of Permitted Acquisition Indebtedness;

(xi)           the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(xii)          the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;

(xiii)         the incurrence by the Company or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(xiv)        the incurrence by any Foreign Subsidiary of Indebtedness that, in the aggregate together with all other Indebtedness of all Foreign Subsidiaries, (including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (xiv) does not exceed the greater of (A) 2.0% of the Adjusted Consolidated Net Tangible Assets of all Foreign Subsidiaries, considered as a consolidated enterprise, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom and (B) $25.0 million;

(xv)         incurrence of Indebtedness in respect of self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion Guarantees, in each case in the ordinary course of business; and

(xvi)        the incurrence by the Company or any of the Subsidiary Guarantors of Indebtedness in an aggregate principal amount that, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (i) through (xv) of Section 4.06(b) or Section 4.06(a)) and any Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (xvi) does not exceed the greater of (A) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom and (B) $35.0 million.

(c)        The Company shall not incur, and shall not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee, on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d)        For purposes of determining compliance with this Section 4.06, (A) in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses  (i) through (xvi) of Section 4.06(b), or is entitled to be incurred or issued pursuant to Section 4.06(a), the Company shall be permitted to divide and classify such item on the date of its incurrence or issuance, or later divide and reclassify all or a portion of such item, in any manner that complies with this covenant and (B) all Indebtedness outstanding on the Issue Date under the Senior Credit Agreement shall be deemed Incurred on the Issue Date under clause (i) of Section 4.06(b). The accrual of interest, accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, unrealized losses or charges in respect of Hedging Obligations, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional Disqualified Stock or preferred stock of the same class shall be deemed not to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

(e)        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.07.  Limitation on Restricted Payments.

(a)        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any Restricted Subsidiary);

(ii)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption, acquisition or retirement made in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent company of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for the Company’s Equity Interests that are not Disqualified Stock);

(iii)          make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the Stated Maturity thereof (excluding (A) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (B) the purchase or other acquisition of Subordinated Debt acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase or other acquisition); or

(iv)          make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless,

(1)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a); and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses  (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (xii) of Section 4.07(b)), is equal to or less than the sum, without duplication, of:

(A)            50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the most recent fiscal quarter commencing before the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)            100% of (1) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Company or an Affiliate of the

Company), (y) Capital Stock of a Person (other than the Company or an Affiliate of the Company) engaged primarily in any Related Business and (z) other assets used or useful in any Related Business, in each case received by the Company after the Issue Date as a contribution to its common equity capital or from the issue or sale after the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale after the Issue Date of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), (2) with respect to Indebtedness that is incurred on or after the Issue Date, the amount by which such Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness into or for Equity Interests of the Company (other than Disqualified Stock), and (C) the aggregate net cash proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (1) or (2) above; plus

(C)            with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to the sum, without duplication, of (1) the net reduction in such Restricted Investments in any Person resulting from (i) repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, (ii) other repurchases, repayments or redemptions of such Restricted Investments, (iii) the sale of any such Restricted Investment to a purchaser other than the Company or a Subsidiary of the Company or (iv) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment plus (2) with respect to any Unrestricted Subsidiary designated as such after the Issue Date that is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary held by the Company or any of its Restricted Subsidiaries at the time of such redesignation and (ii) the aggregate amount of Investments made by the Company or any of its Restricted Subsidiaries in such Subsidiary upon or after designation of such Subsidiary as an Unrestricted Subsidiary and prior to the redesignation of such Subsidiary as a Restricted Subsidiary; plus

(D)            100% of any dividends received by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary, to the extent such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)        The preceding provisions shall not prohibit:

(i)            the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii)           the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(B) of Section 4.07(a) and clause (vii) of Section 4.07(b);

(iii)          the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such purchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(iv)          the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company’s or any of its Restricted Subsidiaries’ current or former directors or employees in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy the Company’s or such Restricted Subsidiary’s tax withholding obligation with respect to such exercise or vesting;

(v)           purchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(vi)          payments to fund the purchase, redemption or other acquisition or retirement for value by the Company of fractional Equity Interests arising out of stock dividends, splits or combinations, business combinations or other transactions permitted by this Indenture;

(vii)         as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company’s (or any of its Restricted Subsidiaries’) current or former directors or employees; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed in any fiscal year the sum of (a) $2.0 million plus (b) the aggregate amount of cash proceeds received in such year by the Company from the sale of the Company’s Equity Interests (other than Disqualified Stock) to any such directors or employees that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement shall be excluded from clause (3)(B) of Section 4.07(a) and clause (ii) of Section 4.07(b), plus (c) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

(viii)        as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any class or series of preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test in Section 4.06(a);

(ix)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that such dividend or similar distribution is paid to all holders of such Equity Interests on a pro rata basis based on their respective holdings of such Equity Interests;

(x)            purchases of Subordinated Debt at a purchase price not greater than (a) 101% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of a Change of

Control or (b) 100% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of a change of control offer or asset sale offer required by the terms of such Subordinated Debt, but only if:

(A)            in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 4.11; or

(B)            in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations under Section 4.12;

(xi)           payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Company that complies with Section 5.01; and

(xii)          other Restricted Payments in an aggregate amount at any time outstanding not to exceed $25.0 million.

(c)        The amount of all Restricted Payments (other than cash) shall be the Fair Market Value, on the date of such Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (i) through (xii) in Section 4.07(b) or is entitled to be made pursuant to Section 4.07(a), the Company shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this covenant.

Section 4.08. Limitation on Liens.

(a)        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (the “Initial Lien”) other than Permitted Liens, upon any of its property or assets (including Capital Stock and Indebtedness of any Restricted Subsidiaries of the Company and including any income or profits from such property or assets), whether owned on the Issue Date or thereafter acquired, which Lien secures any Subordinated Debt or other Indebtedness, unless:

(i)            in the case of Liens securing Subordinated Debt of the Company or a Subsidiary Guarantor, the Notes or Subsidiary Guarantee, as applicable, are secured by a Lien on such property or assets on a senior basis to the Subordinated Debt so secured with the same priority as the Notes or such Subsidiary Guarantee, as applicable, has to such Subordinated Debt until such time as such Subordinated Debt is no longer so secured by a Lien; and

(ii)           in the case of Liens securing other Indebtedness of the Company or a Subsidiary Guarantor, the Notes or Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets on an equal and ratable basis with the other Indebtedness so secured until such time as such other Indebtedness is no longer so secured by a Lien.

(b)        Any Lien securing the Notes or Subsidiary Guarantees created pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the Initial Lien.

Section 4.09.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)            pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii)           make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)          sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)        The restrictions set forth in clause (a) of Section 4.09 shall not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(i)            the Senior Credit Agreement, any Existing Indebtedness, Capital Stock or any other agreements or instruments, in each case in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Company, no more restrictive, taken as a whole, than those contained in the applicable agreements or instruments as in effect on the Issue Date;

(ii)           this Indenture, the Notes and the Subsidiary Guarantees;

(iii)          applicable law, rule, regulation, order, approval, permit or similar restriction;

(iv)          any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(v)           customary non-assignment provisions in contracts, leases and licenses (including, without limitation, licenses of intellectual property) entered into in the ordinary course of business;

(vi)          any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary, that restricts distributions by the applicable Restricted Subsidiary pending the sale or other disposition;

(vii)         Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted

Refinancing Indebtedness are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(viii)        Liens permitted to be incurred under Section 4.08 that limit the right of the debtor to dispose of the assets subject to such Liens;

(ix)           the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to Section 4.06 and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(x)            other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into after the Issue Date in accordance with Section 4.06; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, than the provisions contained in the Senior Credit Agreement as in effect on the Issue Date;

(xi)           customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(xii)          Hedging Obligations permitted from time to time under this Indenture;

(xiii)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xiv)        with respect only to encumbrances or restrictions of the type referred to in clause (iii) of Section 4.09(a):

(A)            customary nonassignment provisions (including provisions forbidding subletting) in leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in oil and gas properties to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein;

(B)            provisions limiting the disposition or distribution of assets or property in, or transfer of Capital Stock of, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business, or (ii) with the approval of the Company’s Board of Directors, which limitations are applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(C)            Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments; and

(D)            provisions restricting dispositions of real property interests in reciprocal easement agreements;

(xv)         encumbrances or restrictions with respect to an Unrestricted Subsidiary entered into before it became a Restricted Subsidiary.

Section 4.10.  Guarantees by Restricted Subsidiaries.

(a)        If, after the Issue Date,

(i)            any Domestic Restricted Subsidiary that is not already a Subsidiary Guarantor incurs any Indebtedness in excess of a De Minimis Amount, or issues any preferred stock or

(ii)           any Domestic Restricted Subsidiary that is not already a Subsidiary Guarantor incurs any Indebtedness whatsoever in respect of obligations under the Senior Credit Agreement,

then such Subsidiary (referred to in clause (i) or (ii) of this Section 4.10(a)) shall become a Subsidiary Guarantor by executing and delivering a supplemental indenture, in the form attached hereto as Exhibit B, to the trustee within 30 days of the date on which it incurred such Indebtedness or issued such preferred stock (in each case, referred to in clause (i) or (ii) of this Section 4.10(a)).

(b)                           The Subsidiary Guarantee of a Subsidiary Guarantor shall be released upon request of the Subsidiary Guarantor at such time as such Subsidiary Guarantor is not liable for any Indebtedness and has no preferred stock outstanding, as long as at the time of such release, (i) no Default or Event of Default has occurred and is continuing, (ii) the Subsidiary Guarantor is not an obligor party to any undrawn Credit Facility or any Credit Facility under which letters of credit are outstanding or any instrument governing the terms of undrawn Indebtedness or any Guarantee thereof and (iii) the Subsidiary Guarantor has not been liable under any Indebtedness whatsoever during the immediately preceding 181 consecutive days.

Section 4.11.  Repurchase of Notes Upon a Change of Control.

(a)                           If a Change in Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Sections 3.01, 3.02 or 3.03, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Section 4.11. In the Change of Control Offer, the Company shall offer a payment in cash (the “Change of Control Payment”) equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control, offering to repurchase the Notes on the Change of Control Payment Date and stating:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes tendered will be accepted for payment;

(ii)           the purchase price and the Change of Control Payment Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iii)          that any Note not tendered will continue to accrue interest;

(iv)          that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 only;

(vi)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)         that Holders will be entitled to withdraw their election if the Company, the depository or the Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(viii)        that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

(b)        On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c)        The Paying Agent shall promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date unless the Company defaults in making the Change of Control Payment.

(d)        The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)        Section 4.11 shall be applicable regardless of whether any other provisions of this Indenture are applicable due to the circumstances described in Section 4.17.

(f)         Notwithstanding anything to contrary in this Section 4.11, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the price, at the times and otherwise in compliance with the requirements of this Section 4.11 to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

(g)        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or shall be retired and cancelled, at the Company’s option. Notes purchased by a third party pursuant to clause (f) of Section 4.11 shall have the status of Notes issued and outstanding.

(h)        In the event that Holders of at least 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer, in lieu of the Company, pursuant to clause (f) of Section 4.11) purchases all of the Notes held by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following a Change of Control Payment Date, to redeem all, but not less than all, of the Notes that remain outstanding at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

(i)         On the purchase date the purchase price shall become due and payable on each Note accepted for purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date.  The Trustee shall promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(j)         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

Section 4.12.  Limitation on Asset Sales.

(a)        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)            The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)           at least 75% of the aggregate consideration received in respect of such Asset Sale by the Company or such Restricted Subsidiary, is in the form of cash or Cash Equivalents or Additional Assets. For purposes of this provision, each of the following shall be deemed to be cash:

(A)            any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities, Subordinated Debt and any obligations in respect of preferred stock) that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation agreement (or other legal documentation with the same effect) that includes a full release of the Company or such Restricted Subsidiary from any and all liability therefor; and

(B)            any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after the date of the Asset Sale, to the extent of the cash received in that conversion.

(b)        Notwithstanding clause (a) of Section 4.12, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(c)        Within 365 days after the receipt of any Net Proceeds from an Asset Sale or, if the Company has entered into a binding commitment or commitments with respect to any of the actions described in clauses (ii) or (iii) below, within the later of (x) 365 days after the receipt of any Net Proceeds from an Asset Sale or (y) 120 days after the entering into of such commitment or commitments, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(i)            to permanently repay Senior Debt;

(ii)           to invest in Additional Assets; or

(iii)          to make capital expenditures in respect of a Related Business of the Company or any of its Restricted Subsidiaries.

However, pending application or investment of such Net Proceeds as provided in clauses (i) through (iii), such Net Proceeds may be applied to temporarily reduce revolving credit Indebtedness. An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (i) through (iii) above shall constitute “Excess Proceeds.”

(d)        Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall use the Excess Proceeds to purchase the Notes and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)        Notwithstanding clauses (a), (b), (c) and (d) of this Section 4.12, the sale, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, shall be governed by Section 4.11 and/or Section 5.01 and not by the provisions of Section 4.12.

(f)         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, or compliance with the Asset Sales provisions of this Indenture would constitute a violation of any such laws or regulations, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sales provisions of this Indenture by virtue of such compliance.

(g)        In the event that, pursuant to this Section 4.12, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below:

(i)            The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(ii)           If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(iii)          Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.

The notice, which will govern the terms of the Asset Sale Offer, will state:

(A)            that the Asset Sale Offer is being made pursuant to this Section 4.12 and the length of time the Asset Sale Offer will remain open;

(B)            the Offer Amount, the purchase price and the Purchase Date;

(C)            that any Note not tendered or accepted for payment will continue to accrue interest;

(D)            that, unless the Company defaults in paying the purchase price of the Notes tendered by each Holder and accepted by each Holder and accepted by the Company for purchase, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(E)             that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 only;

(F)             that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(G)            that Holders will be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;

(H)            that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess of $2,000, will be purchased); and

(I)              that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

(iv)          On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, based on the principal amount of Notes and such other pari passu Indebtedness surrendered, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.12.  The Company, the depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Section 4.13.  Limitation on Transactions with Affiliates.

(a)        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(i)            the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(ii)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(iii)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, the Board of Directors of the Company has received an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)        The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(i)            any employment, consulting or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, officer or director indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;

(ii)           transactions between or among the Company and/or its Restricted Subsidiaries and the issuance of Guarantees for the benefit of the Company or a Restricted Subsidiary;

(iii)          transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(iv)          reasonable fees and expenses and compensation paid to, and indemnity or insurance provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries;

(v)           any issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, Affiliates of the Company;

(vi)          Restricted Payments that do not violate Section 4.07;

(vii)         loans or advances to employees in the ordinary course of business or consistent with past practice;

(viii)        advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;

(ix)           the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any written agreement to which the Company or any of its Restricted Subsidiaries was a party on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date shall be permitted to the extent that its terms do not materially and adversely affect the rights of any Holders of the Notes (as determined in good faith by the Board of Directors of the Company) as compared to the terms of the agreements in effect on the Issue Date;

(x)            pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(xi)           transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director abstains from voting as director of the Company or such direct or indirect parent company of the Company, as the case may be, on any matter involving such other Person; and

(xii)          transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company.

Section 4.14.  Designation of Restricted and Unrestricted Subsidiaries.

(a)        The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation. That designation shall only be permitted if the applicable Restricted Subsidiary meets the definition of an Unrestricted Subsidiary and if such Investment would be permitted at that time, either pursuant to (i) Section 4.07 or (ii) the definition of Permitted Investment.

(b)        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of “Unrestricted Subsidiary” set forth in Section 1.01, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Company shall be in Default of such covenant.

(c)        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted

Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

Section 4.15.  Financial Reports.

(a)        Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall file with the SEC for public availability, within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing, in which case the Company shall comply with the requirements described in the second succeeding paragraph):

(i)            all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports;

(ii)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

(iii)          within 15 business days after furnishing to the trustee the annual and quarterly reports required by clauses (i) and (ii) of this paragraph, hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

(iv)          issue a press release to an internationally recognized wire service no fewer than three business days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Company to obtain such information.

(b)        All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.

(c)        If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Company shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(d)        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(e)        In addition, the Company agrees that, for so long as any Notes are not freely transferable, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it shall furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Any such reports, information or documents filed with the SEC pursuant to its Electronic Date Gathering, Analysis and Retrieval (“EDGAR”) system shall be deemed filed with the trustee and furnished to the Holders of the Notes and securities analysts as required pursuant to this covenant.

Section 4.16.  Reports to Trustee.  (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under this Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b)        The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

(c)        The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company’s independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

(d)        The Company shall notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

(e)        If a Default or an Event of Default has occurred, the Company or such Subsidiary Guarantor shall deliver to the Trustee within five Business Days of the Company or such Subsidiary Guarantor, as the case may be, becoming aware of such Default or Event of Default, a written statement (which need not be an Officers’ Certificate) setting forth the details of such Default or Event of Default and the actions that the Company or such Subsidiary Guarantor, as the case may be, proposes to take with respect thereto.

Section 4.17.  Suspension of Certain Covenants.

(a)        From and after the occurrence of an Investment Grade Rating Event, we and our Restricted Subsidiaries shall no longer be subject to clause (iv) of Section 5.01(a) and Sections 4.06, 4.07, 4.09, 4.12 and 4.13 of this Indenture (collectively, the “Suspended Covenants”).

(b)        If at any date (each such date, a “Reversion Date”) the credit rating of the Notes is downgraded from an Investment Grade Rating by either Rating Agency, then the Suspended Covenants shall thereafter be reinstated and again be applicable pursuant to the terms of this Indenture, unless and until the Notes subsequently attain an Investment Grade Rating. Neither the failure of the Company or any of its Subsidiaries to comply with a Suspended Covenant after the Notes attain an Investment Grade Rating and before any reinstatement of the Suspended Covenants nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with this Indenture during that period shall constitute a Default, Event of Default or breach of any kind under this Indenture, the Notes or the Subsidiary Guarantees.

(c)        The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 shall be made as though Section 4.07 had been in effect at all times since the Issue Date, including during the Suspension Period. Any Indebtedness incurred between the Suspension Date and the Reversion Date would be deemed to be Permitted Debt subsequent to the Reversion Date.

(d)        During any Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

Section 4.18.  Payment of Additional Amounts.

(a)        All payments made by the Company under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of the government of the country in which the Company or any successor thereof is organized or incorporated or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Company is otherwise resident for tax purposes or any jurisdiction from or through which any payment under or with respect to the Notes is made including, without limitation, Canada and the United States (each, a “Relevant Taxing Jurisdiction”), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.  If the Company or a paying agent is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Company shall be required to pay such additional amounts (“Additional Amounts”) on such Notes as may be necessary so that the net amount received by any Holder or beneficial owner (including Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(i)            any Taxes that would not have been so imposed but for the existence of any present, former or future connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction, including, without limiting the generality of the foregoing, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, partner, member, shareholder, or possessor) of the Notes being or having been, or being deemed or having been deemed, a citizen, resident, or national thereof or being or having been, or being deemed or having been deemed, present or engaged in a trade or business therein or having or having had, or being deemed to have or to have had, a permanent establishment therein;

(ii)           any estate, inheritance, gift, sales, goods and services, harmonized sales, transfer, personal property tax or similar Taxes;

(iii)          any withholding or deduction in respect of the Notes (A) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council

Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive, or (B) presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Notes to any other paying agent in a European Union Member State, or (C) where the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Notes for payment within 30 days after the date on which such payment on the Notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Notes been presented on the last day of such 30-day period);

(iv)          any Taxes imposed with respect to any payment of principal of (or premium, if any, on) or interest on the Notes by the Company to any Holder or beneficial owner who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder or beneficial owner of such Notes;

(v)           any Taxes that are payable other than by remittance following deduction or withholding from payments made under or with respect to the Notes;

(vi)          any Taxes that would not have been imposed but for the failure of the Holder and/or beneficial owner (A) to comply with the Company’s or the Paying Agent’s request in writing at least 30 days before any withholding for such Taxes to the Holder to provide certification, documentation, information or other evidence concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Holder and/or beneficial owner of such Notes or (B) to make any valid or timely declaration or similar claim or satisfy any other reporting requirement or to provide any information relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction; or (C) to provide certification, documentation or other information as may be required by the Company in order to comply with the Foreign Account Tax Compliance Act (including Sections 1471 through 1474 of the United

States Internal Revenue Code and any regulations or official interpretations thereof);

(vii)         any Taxes that are required to be deducted or withheld from any payment under or in respect of the Notes as a consequence of the Holder or beneficial owner of Notes or the recipient of the interest payable on the Notes not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Company at the time of making any such payment; or

(viii)        any combination of (i) to (vii) above.

(b)        At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company shall be obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the trustee and paying agent for the affected Notes an Officers’ Certificate stating the fact that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee or Paying Agent, as the case may be, to pay such Additional Amounts to Holders and beneficial owners of such Notes on the payment date.  Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

(c)        The Company shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  The Company shall provide the Trustee with official receipts or, if notwithstanding the efforts of the Company official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee, evidencing the payment of any Tax so deducted or withheld for each Relevant Taxing Jurisdiction imposing such Taxes.  The Company shall attach to each official receipt or other documentation a certificate stating (x) that the amount of such Tax evidenced by the official receipt or other documentation was paid in connection with payments in respect of the principal amount of the Notes and (y) the amount of such Tax paid per $1,000 of principal amount of such Notes.

(d)        Whenever reference is made in this Indenture, in any context, to: (i) the payment of principal; (ii) redemption prices or purchase prices in connection with a redemption or purchase of Notes; (iii) interest; or (iv) any other amount payable on or with respect to the Notes, such reference shall be deemed to include payment of Additional Amounts as described in this Section 4.18 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)        The Company shall pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise in any jurisdiction from the execution, delivery or registration of, or enforcement of rights under, this Indenture or any related document.

(f)         The obligations under this Section 4.18 shall survive any termination, Legal Defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.

ARTICLE 5
MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

Section 5.01.  Merger, Consolidation or Sale of Substantially All Assets by the Company.

(a)        The Company shall not (1) consolidate or merge with or into another Person (regardless of whether the Company is the surviving corporation), convert into another form of entity or continue in another jurisdiction; or (2), directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(i)            either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii)           the Person formed by or surviving any such conversion, consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture (and the Registration Rights Agreement, if any obligations thereunder remain unsatisfied) pursuant to agreements reasonably satisfactory to the Trustee;

provided that, unless such Person is a corporation, a corporate co-issuer of the Notes shall be added to this Indenture by a supplement reasonably satisfactory to the Trustee;

(iii)          immediately after such transaction or transactions, no Default or Event of Default exists; and

(iv)          the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would (on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period) either (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.06(a) or (B) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately before such transaction.

(b)        For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

(c)        The surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture; provided, however, that the Company shall not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes in the case of a lease of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with the provisions of, this covenant.

(d)        Notwithstanding the restrictions described in clause (iv) of Section 5.01(a), any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to the Company, the Company may merge into a Restricted Subsidiary for the purpose of reincorporating the Company in another jurisdiction, and any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to another Restricted Subsidiary.

Section 5.02.  Merger, Consolidation or Sale of Substantially All Assets by a Subsidiary Guarantor.

(a)        A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless:

(i)            immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii)           either:

(A)            (1) such Subsidiary Guarantor is the surviving Person or (B)  the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under this Indenture (including its Subsidiary Guarantee) pursuant to a supplemental indenture satisfactory to the Trustee; or

(C)            such transaction does not violate Section 4.12.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.  Events of Default.

(a)        Each of the following shall constitute an “Event of Default” with respect to the Notes:

(i)            default for 30 days in the payment when due of interest on the Notes;

(ii)           default in the payment when due of the principal of, or premium, if any, on the Notes;

(iii)          failure by the Company to comply with its obligations under Section 5.01 or to consummate a purchase of Notes when required pursuant to Sections 4.11 and 4.12;

(iv)          failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with Section 4.06 or Section 4.07 or to comply with the provisions in Section 4.11 and 4.12 to the extent not described in clause (iii) above;

(v)           failure by the Company or any of its Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in this Indenture or the Notes;

(vi)          default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)            is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”); or

(B)            results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $25.0 million or more;

(vii)         failure by the Company or any Significant Subsidiary or group of the Company’s Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(viii)        except as permitted by this Indenture, any Subsidiary Guarantee is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;

(ix)           prior to the release of the Escrow Property in accordance with the terms of the Escrow Agreement, failure to comply with Section 3.05;

(x)            prior to the release of the Escrow Property in accordance with the terms of the Escrow Agreement, the first priority security interest granted in the escrow account holding the Escrow Property and all deposits therein to secure the Notes (A) ceases to be in full force and effect, (B) ceases to give the Trustee for the benefit of the Holders of the Notes, the liens, rights, powers and privileges purported to be created and granted thereby in favor of the Trustee or (C) is asserted by the Company not to be a valid, perfected first priority security interest in or lien on the proceeds covered thereby;

(xi)           the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(A)            commences a voluntary case;

(B)            consents to the entry of an order for relief against it in an involuntary case;

(C)            makes a general assignment for the benefit of its creditors; or

(D)            admits in writing of its inability to pay its debts as they become due; and

(xii)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case; or

(B)            appoints a custodian of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(C)            orders the liquidation of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days (an event of default specified in clause (xi) or (xii) a “bankruptcy default”); or

(xiii)         any Subsidiary Guarantee ceases to be in full force and effect, other than in accordance the terms of this Indenture, or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

(b)        Notwithstanding the foregoing, if an Event of Default specified in clause (vi) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (a) (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto, and (b) any other existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.02.  Acceleration.  (a) If, prior to the release of the Escrow Property, an Event of Default specified in clauses (i), (ix) or (x) above occurs, the principal of, premium, and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The exclusive remedy upon an Event of Default specified in clauses (i), (ix) or (x) shall be to enforce, collect or realize on the Escrow Property or exercise any other right or remedy with respect to the Escrow Property.

(b)        If an Event of Default, other than a bankruptcy default, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and interest shall become immediately due and payable.  If a bankruptcy default occurs, the principal of and accrued interest on the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)        The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may rescind and annul a declaration of acceleration and its consequences if

(i)            all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.  Waiver of Past Defaults.  Except as otherwise provided in Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences.  Upon such waiver, the Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06.  Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(i)            such Holder has previously given the Trustee notice of a continuing Event of Default;

(ii)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

(iii)          such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv)          the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)           Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Section 6.07.  Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09.  Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Subsidiary Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in this Indenture shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee for all amounts due hereunder;

Second:  to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third:  to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13.  Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.  Waiver of Stay, Extension or Usury Laws.  The Company and each Subsidiary Guarantor covenants, to the extent that it may lawfully do so, that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Subsidiary Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture.  The Company and each Subsidiary Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE

Section 7.01.  General.  (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Canadian Trustee is subject to this Article.

(b)           Except during the continuance of an Event of Default, the Trustee and the Canadian Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Canadian Trustee.  In case an Event of Default has occurred and is continuing, the Trustee and Canadian Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, and, the case of the Canadian Trustee, shall duly observe and comply with the provisions of any legislation and regulation which relate to the functions or role of the Canadian Trustee as fiduciary hereunder.

(c)           No provision of this Indenture shall be construed (i) to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) to relieve the Canadian Trustee from liability for its own grossly negligent action or its own willful misconduct.

Section 7.02.  Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(i)            In the absence of bad faith on its part, the Trustee and Canadian Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  Neither the Trustee nor the Canadian Trustee need investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee or the Canadian Trustee pursuant to any provision hereof, the Trustee and Canadian Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee or the Canadian Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(ii)           Before the Trustee or the Canadian Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and neither the Trustee nor Canadian Trustee shall be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(iii)          The Trustee or the Canadian Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(iv)          The Trustee or the Canadian Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee or the Canadian Trustee, as applicable, reasonable security and indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(v)           Neither the Trustee nor Canadian Trustee shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Canadian Trustee, or exercising any trust or power conferred upon the Trustee and the Canadian Trustee, under this Indenture.

(vi)          The Trustee and Canadian Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(vii)         No provision of this Indenture shall require the Trustee or the Canadian Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity and funding satisfactory to it against any loss, liability or expense.

Section 7.03.  Individual Rights of Trustee.  The Trustee or the Canadian Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee or the Canadian Trustee, as applicable.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)        “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)        “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.  Trustee’s Disclaimer.  Each of the Trustee and the Canadian Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.  Notice of Default.  If any Default occurs and is continuing and is known to either the Trustee or the Canadian Trustee, the Trustee and the Canadian Trustee (or solely the Trustee on behalf of the Canadian Trustee) shall send notice of the Default to each Holder within 90 days after it occurs or within 30 days after the Trustee or the Canadian Trustee become aware of such Default, whichever date is earlier, unless the Default has been cured; provided that if the Trustee or the Canadian Trustee becomes aware of a continuing Default after 90 days after it occurs, the Trustee or the Canadian Trustee shall send such notice within 5 Business Days of such date; provided, further, that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the best interest of the Holders and the written notice of such withholding is given to the Company and Subsidiary Guarantors.  Notice to Holders under this Section shall be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06.  Reports by Trustee to Holders.  Within 60 days after each May 15, beginning with May 15, 2012, the Trustee shall mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the SEC as required by Trust Indenture Act Section 313(d).

Section 7.07.  Compensation and Indemnity.  (a) The Company shall pay each of the Trustee and the Canadian Trustee compensation as agreed upon in writing for its services.  The compensation of each of the Trustee and the Canadian Trustee is not limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse each of the Trustee and the Canadian Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by such trustee, including the reasonable compensation and expenses of such trustee’s agents and counsel.

(b)        The Company agrees to indemnify the Trustee and the Canadian Trustee for, and to hold them and their directors, officers, agents, representatives, successors, assigns and employees harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, or gross negligence or willful misconduct on the part of the Canadian Trustee, respectively, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including reasonable attorneys’ fees and other reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

(c)        The obligations of the Company under this Section to compensate the Trustee and the Canadian Trustee, to pay or reimburse the Trustee and Canadian Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee and the Canadian Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and the Canadian Trustee.  As security for the performance of such obligations of the Company, the Trustee and the Canadian Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee and the Canadian Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Notes.

(d)        The provisions of this Section 7.07 shall survive the termination of this Indenture.

Section 7.08.  Replacement of Trustee or Canadian Trustee.  (a) (i) The Trustee or the Canadian Trustee may resign at any time by written notice to the Company.

(ii)           The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or the Canadian Trustee by written notice to the Trustee.

(iii)          If the Trustee or the Canadian Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee or the Canadian Trustee and the appointment of a successor Trustee or the Canadian Trustee, as applicable.

(iv)          The Company may remove the Trustee or the Canadian Trustee if: (A) the Trustee or the Canadian Trustee, as applicable, is no longer eligible under Section 7.10; (B) the Trustee or the Canadian Trustee, as applicable, is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or the Canadian Trustee, as applicable, or its property; or (D) the Trustee or the Canadian Trustee, as applicable, becomes incapable of acting or (E) with respect to the Canadian Trustee, if such trustee is no longer required by law.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)        If the Trustee or the Canadian Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee or Canadian Trustee, as applicable, with the consent of the Company.  Otherwise, if the Trustee or the Canadian Trustee resigns or is removed, or if a vacancy exists in the office of Trustee or Canadian Trustee for any reason, the Company shall promptly appoint a successor Trustee or Canadian Trustee, as applicable.  If the successor Trustee or Canadian Trustee does not deliver its written acceptance within 30 days after the retiring Trustee or Canadian Trustee, as applicable, resigns or is removed, the retiring Trustee or Canadian Trustee, as applicable, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Canadian Trustee, as applicable.

(c)        Upon delivery by the successor Trustee or Canadian Trustee of a written acceptance of its appointment to the retiring Trustee or Canadian Trustee, as applicable, and to the Company, (i) the retiring Trustee or Canadian Trustee, as applicable, shall transfer all property held by it as Trustee or Canadian Trustee, as applicable, to the successor Trustee or Canadian Trustee, as applicable, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee or Canadian Trustee, as applicable, shall become effective, and (iii) the successor Trustee or Canadian Trustee, as applicable, shall have all the rights, powers and duties of the Trustee or the Canadian Trustee, as applicable, under this Indenture.  Upon request of any successor Trustee or Canadian Trustee, as applicable, the Company shall execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company shall give notice of any resignation and any removal of the Trustee or the Canadian Trustee, as applicable, and each appointment of a successor Trustee or Canadian Trustee, as applicable, to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)        Notwithstanding replacement of the Trustee or Canadian Trustee, pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(e)        The Trustee and the Canadian Trustee agree to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.  Successor Trustee by Merger.  If the Trustee or Canadian Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee or Canadian Trustee, as applicable, with the same effect as if the successor Trustee or Canadian Trustee, as applicable, had been named as the Trustee or Canadian Trustee, as applicable, in this Indenture.

Section 7.10.  Eligibility.  This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

The Canadian Trustee represents and warrants to the Company and the Subsidiary Guarantors that it is a trust company organized under the laws of Canada or a province thereof and is authorized under such laws and the laws of each province of Canada to carry on trust business therein. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section 7.10, any trustee which is a successor to or is appointed as a replacement of the Canadian Trustee shall meet the qualifications set out in this Section 7.10. Notwithstanding any other provision hereof, requirements of the Trust Indenture Act specified herein shall be applicable to the Canadian Trustee only to the extent applicable by law.

Section 7.11.  Money Held in Trust.  The Trustee or Canadian Trustee shall not be liable for interest on any money received by it except as it may agree with the Company.  Money held in trust by the Trustee or Canadian Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

Section 7.12.  Holder List.  A Holder may, upon payment to either the Trustee or the Canadian Trustee of a reasonable fee and subject to compliance with any applicable requirement of the Trust Indenture Act, require the Trustee (acting on behalf of the Canadian Trustee, when applicable) to furnish within 15 days after delivering the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder, (ii) the aggregate principal amount of Notes owned by each registered Holder and (iii) the aggregate principal amount of outstanding Notes, each shown on the records of such Trustee on the day that the affidavit of statutory declaration is delivered to such Trustee. The affidavit or statutory declaration, as the case may be, shall contain (1) the name, address and occupation of the requesting Holder, (2) where the requesting Holder is a corporation, its name and address for service and (3) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, an offer to acquire Notes or any other matter relating to the Notes or the affairs of the Company. Where the requesting Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the Holder.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.  Discharge of Company’s Obligations.

(a)        This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Indenture), when:

(i)            either:

(A)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)            all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii)           no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(iii)          such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(iv)          the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(v)           the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(vi)          the Company has delivered to the Trustee (A) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (i) through (v) in Section 8.01(a) have been satisfied and (B) an opinion of counsel, stating that all conditions precedent set forth in clauses (iii) and (v) in Section 8.01(a) have been satisfied.

(b)        After satisfying the conditions in clause (a)(i)(A) of this Section 8.01, only the Company’s obligations under Section 7.07 shall survive.  After satisfying the conditions in clause (a)(i)(B) of this Section 8.01, only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 shall survive.  In either case, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture other than the surviving obligations.

Section 8.02.  Legal Defeasance.

(a)        Subject to the Compliance with this Article 8, the Company may, at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes (including the Subsidiary Guarantee), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(ii)           the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)          the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(iv)          the Legal Defeasance and Covenant Defeasance provisions of this Indenture.

Section 8.03.  Covenant Defeasance. Subject to the compliance with this Article 8, the Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 (such release and termination being referred to as “Covenant Defeasance”), the Subsidiary Guarantee respecting such Notes shall be discharged, and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP), and thereafter any omission to comply with such obligations or provisions shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs in accordance with this Indenture, the Events of Default described under clauses (ii) through (viii) in Section 6.01(a) and the Event of Default described under clauses (xi) and (xii) of Section 6.01(a) (but only with respect to Subsidiaries of the Company), in each case, shall no longer constitute an Event of Default with respect to the Notes. In addition, upon the occurrence of Covenant Defeasance all obligations of the Subsidiary Guarantors with respect to their Subsidiary Guarantees shall be discharged. For this purpose, Covenant Defeasance means that, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04.  Requirements for Defeasance.

In order to exercise the Legal Defeasance or Covenant Defeasance with respect to any Notes under Section 8.02 or 8.03:

(i)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(ii)           in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that

(A)             the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

(B)              since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)          in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(v)           such Legal Defeasance or Covenant Defeasance and the related deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi)          the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(vii)         the Company must deliver to the Trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (i) through (vi), as applicable, of this paragraph have been complied with; and

(viii)        the Company must deliver to the Trustee an opinion of counsel, stating that all conditions precedent set forth in clauses (ii), (iii), and (v), as applicable, of this paragraph have been complied with.

Section 8.05.  Application of Trust Money.  Subject to Section 8.06, the Trustee shall hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture.  Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.06.  Repayment to Company.  Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee shall promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money.  The Trustee shall pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money shall be repaid to the Company.  After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money shall cease.

Section 8.07.  Reinstatement.  If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be reinstated as though no such deposit in trust had been made.  If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Amendments Without Consent of Holders.

(a)        Without the consent of any Holder of Notes, the Company, the Subsidiary Guarantors (if any), the Trustee and the Canadian Trustee may amend or supplement this Indenture or the Notes or the Guarantees thereof issued thereunder to:

(i)            cure any ambiguity or defect or to correct or supplement any provision herein that may be inconsistent with any other provision herein;

(ii)           evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and, to the extent applicable, to the Notes;

(iii)          provide for uncertificated Notes in addition to or in place of certificated Notes;

(iv)          add a Subsidiary Guarantee and cause any Person to become a Subsidiary Guarantor, and/or to evidence the succession of another Person to a Subsidiary Guarantor and the assumption by any such successor of the Subsidiary Guarantee of such Subsidiary Guarantor herein;

(v)           secure the Notes;

(vi)          add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be appropriate for the benefit of the Holders or the Notes or to surrender any right or power therein conferred upon the Company and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee or Canadian Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(vii)         make any change to any provision of this Indenture that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights or interests of any such Holder;

(viii)        provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture on the date of this Indenture;

(ix)           add any additional Defaults or Events of Default in respect of the Notes;

(x)            change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there no Notes outstanding created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

(xi)           evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of this Indenture or the requirements of law;

(xii)          evidence the removal of Canadian Trustee if no longer required by law;

(xiii)         conform the text of this Indenture (and/or any supplemental indenture) or any Notes issued hereunder to any provision of a description of such Notes appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such Notes were offered to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture (and/or any supplemental indenture) or any Notes or Guarantees issued thereunder;

(xiv)        add a corporate co-issuer in accordance with Section 5.01; or

(xv)         modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act, or under any similar federal statute subsequently enacted, and to add to such Indenture such other provisions as may be expressly required under the Trust Indenture Act.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and the Canadian Trustee of the documents described in Section 9.03 hereof, the Trustee and the Canadian Trustee are hereby authorized to join with the Company and any Subsidiary Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage, charge or pledge of any property thereunder, but the Trustee and the Canadian Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s or the Canadian Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  Amendments with Consent of Holders.

The Company, the Subsidiary Guarantors (if any) and the Trustee and the Canadian Trustee may amend or supplement this Indenture, the Subsidiary Guarantee and the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Subsidiary Guarantee or the Notes may be waived with respect to Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Canadian Trustee of evidence satisfactory to the Trustee and the Canadian Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Canadian Trustee of the documents described in Section 9.03 hereof, the Trustee and the Canadian Trustee shall join with the Company and the Subsidiary Guarantors (if any) in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affect the Trustee’s and the Canadian Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Canadian Trustee may in their discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Subject to Section 6.04 and Section 6.07 hereof, the application of or compliance with, either generally or in any particular instance, any provision of this Indenture, the Notes or the Subsidiary Guarantee may be waived as to the Notes by the Holders of a majority in aggregate principal amount of the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)            change the Stated Maturity of the principal of, or any installment of principal of or interest on, the Notes, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to this Indenture, or change any place of payment where, or the coin or currency in which, the Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(ii)           reduce the percentage in principal amount of the then-outstanding the Notes, the consent of whose Holders is required for any such amendment, supplement or waiver;

(iii)          modify any of the provisions set forth in (A) the provisions of this Indenture related to the Holder’s unconditional right to receive principal, premium, if any, and interest on the Notes or (B) the provisions of this Indenture related to the waiver of past Defaults under this Indenture except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each then-outstanding Note affected thereby;

(iv)          waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes shall not be deemed a redemption of the Notes;

(v)           release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture (as supplemented by any supplemental indenture);

(vi)          make any change in the foregoing amendment and waiver provisions of this Indenture;

(vii)         make any change in the provisions in the Escrow Agreement or in this Indenture dealing with the Escrow Property; or

(viii)        alter the provisions with respect to the Special Mandatory Redemption of the Notes.

Section 9.03.  Effect of Consent.  (a) After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)        If an amendment, supplement or waiver changes the terms of a Note, the Trustee or the Canadian Trustee may require the Holder to deliver it to the Trustee or the Canadian Trustee, as the case may be, so that the Trustee and the Canadian Trustee, as the case may be, may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee or the Canadian Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.  Trustee’s and Canadian Trustee’s Rights and Obligations.  The Trustee and the Canadian Trustee are entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture.  If the Trustee or the Canadian Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of Trustee or the Canadian Trustee, as applicable.  The Trustee and the Canadian Trustee may, but are not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s or the Canadian Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.  Payments for Consents.  Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10
SUBSIDIARY GUARANTEES

Section 10.01.  The Subsidiary Guarantees.  Subject to the provisions of this Article 10, each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Asset Sale Offer or Change of Control Offer or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture.  Upon failure by the Company to pay punctually any such amount, each Subsidiary Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02.  Guaranty Unconditional.  The obligations of each Subsidiary Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by

(i)            any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(ii)           any modification or amendment of or supplement to this Indenture or any Note;

(iii)          any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(iv)          the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(v)           any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(vi)          any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor’s obligations hereunder.

Section 10.03.  Discharge; Reinstatement.  Each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 10.04.  Waiver by the Subsidiary Guarantors.  Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05.  Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Company under this Article, the Subsidiary Guarantor making such payment shall be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Subsidiary Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Subsidiary Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06.  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.  Limitation on Amount of Guaranty.  Notwithstanding anything to the contrary in this Article, each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.  To effectuate that intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited to the maximum amount that would not render the Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08.  Execution and Delivery of Guaranty.  The execution by each Subsidiary Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of the Subsidiary Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

Section 10.09.  Release of Guaranty.

(a)        The Subsidiary Guarantee of a Subsidiary Guarantor shall be released pursuant to Section 4.10 and shall also be released immediately:

(i)            upon any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.12;

(ii)           upon any sale or other disposition of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.12 and such Subsidiary Guarantor no longer qualifies as a Subsidiary of the Company as a result of such disposition;

(iii)          upon designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in accordance with Section 4.14;

(iv)          upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided pursuant to the defeasance or satisfaction and discharge provisions in Sections 8.01, 8.02 and 8.03; or

(v)           upon the liquidation or dissolution of such Subsidiary Guarantor, provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing.

(b)        Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent to the release of such Subsidiary Guarantee, as set forth in this Indenture, have been satisfied, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under such Subsidiary Guarantee.

(c)        Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.09 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
MISCELLANEOUS

Section 11.01.  Trust Indenture Act of 1939.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02.  Noteholder Communications; Noteholder Actions.  (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company nor the Trustee shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)        (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)           The Trustee may make reasonable rules for action by or at a meeting of Holders, which shall be binding on all the Holders.

(c)        Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)        The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.   If a record date is fixed, those Persons that were Holders at such record date and only those Persons shall be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act shall be valid or effective for more than 90 days after the record date.

Section 11.03.  Notices.  (a) Any notice or communication to the Company shall be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Notices or communications to a Subsidiary Guarantor shall be deemed given if given to the Company.  Any notice to the Trustee or the Canadian Trustee shall be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Company:

Kodiak Oil & Gas Corp.
1625 Broadway, Suite 250
Denver, Colorado 80202
Attention: Corporate Secretary
Fax:  303-592-8071

if to the Trustee:

U.S. Bank National Association, Corporate Trust Services
1420 5th Avenue, 7th Floor
PD-WA-T7CT
Seattle, WA  98101
Fax:  206-344-4630 or 4632, and 651-495-8112

if to the Canadian Trustee:

Computershare Trust Company of Canada
510 Burrard Street, 3rd Floor
Vancouver, BC, V6C 3B9
Fax:  604-661-9703
Attention: General Manager

The Company, the Trustee or the Canadian Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)        Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder shall be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC.  Copies of any notice or communication to a Holder, if given by the Company, shall be mailed to the Trustee and the Canadian Trustee at the same time.  Defect in mailing a notice or communication to any particular Holder shall not affect its sufficiency with respect to other Holders.

(c)        Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver shall be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee or the Canadian Trustee to take any action under this Indenture, the Company shall furnish to the Trustee or the Canadian Trustee:

(i)      an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)     an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i)      a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(ii)     a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(iii)    a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)    a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06.  Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest shall accrue for the intervening period.

Section 11.07.  Governing Law.  This Indenture, including any Subsidiary Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding the preceding sentence, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable thereto.

Section 11.08.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09.  Successors.  All agreements of the Company or any Subsidiary Guarantor in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.10.  Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11.  Separability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13.  No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member, manager, partner or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.14.  Anti-Money Laundering.

(a)        The Trustee and the Canadian Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee and the Canadian Trustee, in their sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should either the Trustee or the Canadian Trustee, in their sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company, provided that (i) the Trustee’s or the Canadian Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s or the Canadian Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

(b)        The Company and Subsidiary Guarantor hereby represent to the Trustee and the Canadian Trustee that any account to be opened by, or interest to held by, Trustee and the Canadian Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in Trustee or the Canadian Trustee’s prescribed form as to the particulars of such third party.

Section 11.15.  Agent for Process; Submission to Jurisdiction.  The Company and the Subsidiary Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Subsidiary Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York (“New York Court”) and irrevocably and unconditionally waive and agree not to plead or claim in any New York Court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and Subsidiary Guarantor have appointed National Corporate Research, Ltd., as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Notes or the transactions contemplated hereby which may be instituted in any New York Court.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, the Company reserves the right to appoint another Person located or with an office in the Borough of Manhattan, the City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such consent to service of process by such a successor the designation of the prior Authorized Agent shall terminate.  The Company shall give notice to the Trustee and all Holders of the designation by the Company of a successor Authorized Agent.  If for any reason the Authorized Agent ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, the City of New York, the Company will designate a successor authorized agent in accordance with the preceding sentence.  The Company further agrees to take any and all action, including the execution and filing of any and all documents and instruments, as may be necessary to continue the designation and appointment of National Corporate Research, Ltd., or of any successor Authorized Agent of the Company, in full force and effect so long as any of the Notes shall be outstanding.

Section 11.16.  Indemnity for Acting or Not Acting as Experts.  The Trustee and the Canadian Trustee shall incur no liability and shall be fully protected in acting or not acting in accordance with any opinion or instruction of counsel or other expert, whether retained or employed by the Company or the Trustee or the Canadian Trustee, in relation to any matter arising in fulfilling its duties and obligations hereof.

Section 11.17.  Force Majeure.  Except for the obligations in Section 6.07, the parties hereto shall not be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).  Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

Section 11.18.  Currency Indemnity.  With respect to the Trustee, the Contractual Currency is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes and this Indenture, including damages.  Any amount received or recovered in currency other than the Contractual Currency in respect of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up, liquidation or dissolution of the Company, any Subsidiary or otherwise) by the Holder in respect of any sum expressed to be due to it from the Company shall constitute a discharge of the Company only to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so).  If that purchased amount is less than the Contractual Currency amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against any loss sustained by it as a result.  For the purposes of this indemnity, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had the actual purchase of Contractual Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Contractual Currency on such date had not been possible, on the first date on which it would have been possible).  The foregoing indemnity will, to the extent permitted by law:  (i) constitute a separate and independent obligation from the other obligations of the Company; (ii) give rise to a separate and independent cause of action; (iii) apply irrespective of any waiver granted by any Holder; and (iv) continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

With respect to the Canadian Trustee, if the Contractual Currency of account between the Company and the Canadian Trustee is in any currency other than Canadian Dollars (“foreign currency”), the specification of such foreign currency and the payment thereof is of the essence and such foreign currency shall be the currency of account in all events (the “Required Currency”).  If under any applicable laws and whether pursuant to a judgment being made or registered against the Company or for any other reason, any payment of all or part of the indebtedness owing by the Company to the Canadian Trustee for its own account is made or is satisfied in a currency other than the Required Currency (the “Other Currency”), then to the extent that the payment (when converted into the Required Currency at the prevailing rate of exchange on the date of payment, or, if it is not practicable for the Canadian Trustee to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Canadian Trustee falls short of the amount of the indebtedness required to be paid to the Canadian Trustee for its own account, the Company shall, as a separate and independent obligation, indemnify and hold harmless the Canadian Trustee against the amount of such shortfall.  For the purpose of this Indenture, “rate of exchange” means the rate at which the Canadian Trustee is able on a foreign exchange market selected by the Canadian Trustee on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other reasonable costs of exchange.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

KODIAK OIL & GAS CORP.
as Issuer

By:	/s/ James P. Henderson
Name: James P. Henderson
Title: CFO

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Carolyn Morrison
Name: Carolyn Morrison
Title: Vice President

COMPUTERSHARE TRUST COMPANY OF CANADA
as Canadian Trustee

By:	/s/ Karl Burgess
Name: Karl Burgess
Title: Corporate Trust Officer

By:	/s/ Jennifer Wong
Name: Jennifer Wong
Title: Corporate Trust Officer

KODIAK OIL & GAS (USA) INC.

By:	/s/ James Henderson
Name: James Henderson
Title: CFO

EXHIBIT A

[FACE OF NOTE]

KODIAK OIL & GAS CORP.

8.125% Senior Note Due 2019

[CUSIP] [CINS]

No. [ ]	$

KODIAK OIL & GAS CORP., a Yukon Territory corporation (the “Company”, which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to [                    ], or its registered assigns, the principal sum of [                     ] DOLLARS ([    ]) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on December 1, 2019.

Initial Interest Rate:  8.125% per annum.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2012.

Regular Record Dates:  May 15 and November 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	KODIAK OIL & GAS CORP.

By:
		Name:	James P. Henderson
		Title:	Chief Financial Officer

(Form of Trustee’s Certificate of Authentication)

This is one of the 8.125% Senior Notes Due 2019 described in this Indenture referred to in this Note.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

KODIAK OIL & GAS CORP.

8.125% Senior Note Due 2019

1.                                       Principal and Interest.

The Company promises to pay the principal of this Note on December 1, 2019.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8.125% per annum (subject to adjustment as provided below).

Interest shall be payable semiannually (to the holders of record of the Notes at the close of business on the May 15 or November 15 immediately preceding the interest payment date) on each interest payment date, commencing June 1, 2012.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 23, 2011, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that neither the Registered Exchange Offer (as defined in the Registration Rights Agreement) is consummated nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective on or prior to the date that is 360 days after the Issue Date (the “Registration Default”),  Additional Interest shall accrue on the Initial Notes and Additional Notes, if any, over and above the interest set forth in the title of the Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum of the principal of the Initial Notes and Additional Notes, if any, for the first 90-day period immediately following the occurrence of a Registration Default, and such Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest rate of 1.0% per annum.

Interest on this Note shall accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue

Date.  Interest shall be computed in the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum equal to the interest rate on the Notes.  Interest not paid when due and any interest on principal, premium or interest not paid when due shall be paid to the Persons that are Holders on a special record date, which shall be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day.  At least 15 days before a special record date, the Company shall send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.                                       Indentures Subsidiary Guarantee.

This is one of the Notes issued under an Indenture dated as of November 23, 2011 (as amended from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto, U.S. Bank National Association, as Trustee and Computershare Trust Company of Canada, as Canadian Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are general unsecured obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to $650,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed, on a senior unsecured basis, as set forth in the Indenture.

3.                                       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, Special Mandatory Redemption and may be the subject of an Asset Sale Offer or Change of Control Offer, as further described in the Indenture.  There is no sinking fund applicable to this Note.

If the Company deposits with the Trustee cash in U.S. dollars, and non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.                                       Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee shall not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.                                       Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture, the Notes or the Subsidiary Guarantee except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Notes or the Subsidiary Guarantee.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.                                       Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.                                       Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.                                       Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.                                       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company shall furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to                             , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐                                    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐                                    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐                                    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(5)

By
To be executed by an executive officer

(5)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: ☐.

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1)Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

KODIAK OIL & GAS CORP.,

[The Subsidiary Guarantor(s) Party Hereto]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

COMPUTERSHARE TRUST COMPANY OF CANADA
as Canadian Trustee

8.125% Senior Notes due 2019

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,         , among KODIAK OIL & GAS CORP., a Yukon Territory corporation (the “Company”), [insert each Subsidiary Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and Computershare Trust Company of Canada, as Canadian Trustee (the “Canadian Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of November 23, 2011 (the “Indenture”), relating to the Company’s 8.125% Senior Notes due 2019 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Subsidiary Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture shall henceforth be read together.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

KODIAK OIL & GAS CORP., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-2

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)                                  REPRESENTS THAT

(A)                    IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B)                      IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C)                      IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)                                  AGREES FOR THE BENEFIT OF THE COMPANY THAT IT SHALL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)                    TO THE COMPANY,

(B)                      PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)                      TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)                     IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

C-1

(E)                       IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F)                       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (2)(F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

,

U.S. Bank National Association, Corporate Trust Services
1420 5th Avenue, 7th Floor
PD-WA-T7CT
Seattle, WA 98101
Attention: Corporate Trust Administration

Re:	KODIAK OIL & GAS CORP.
8.125% Senior Notes due 2019 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
of November 23, 2011 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.                 This Certificate relates to our proposed transfer of $         principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.               The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.               Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.               Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.               The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.               If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.                   This Certificate relates to our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.               At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.               Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.               The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

,

U.S. Bank National Association, Corporate Trust Services

1420 5th Avenue, 7th Floor

PD-WA-T7CT

Seattle, WA  98101

Attention: Corporate Trust Administration

Re:	KODIAK OIL & GAS CORP. 8.125% Senior Notes due 2019 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as of November 23, 2011 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐  B.                         Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                   , 20    , which is a date on or since close of our most recent fiscal year.   We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we

F-1

have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

U.S. Bank National Association, Corporate Trust Services
1420 5th Avenue, 7th Floor
PD-WA-T7CT
Seattle, WA  98101
Attention: Corporate Trust Administration

Re:	KODIAK OIL & GAS CORP.
8.125% Senior Notes due 2019 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
of November 23, 2011 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐  B.                         Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.                         We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.                         Any acquisition of Notes by us shall be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.                         We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.                         We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

5.                         We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.                         The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee.  Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee shall not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with.  We further understand that the Notes acquired by us shall be in the form of [definitive physical certificates] and that such certificates shall bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes shall bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number: